Exhibit 99

Investor Contact:	David Morimoto	Media Contact:	Ann Takiguchi Marcos
	SVP & Treasurer		VP & PR/Communications Manager
	(808) 544-0627		(808) 544-0685
	david.morimoto@centralpacificbank.com		ann.takiguchi@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS 14% INCREASE IN NET INCOME

HONOLULU, July 25, 2006 — Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank, today reported net income for the second quarter of 2006 of $20.4 million, or $0.66 per diluted share, compared to $17.9 million, or $0.58 per diluted share reported in the second quarter of 2005 and $19.3 million or $0.63 per diluted share reported in the first quarter of 2006.  The net income for the first quarter of 2006 included an after-tax charge of $1.3 million, or $0.04 per diluted share, in retirement expenses for a former senior executive.

Operating earnings, defined as the Company’s net income excluding nonrecurring merger-related expenses, net of tax, for the second quarter of 2006 was $20.4 million, or $0.66 per diluted share, as compared to the $18.2 million, or $0.59 per diluted share, recorded during the same period of 2005.  There were no nonrecurring merger-related expenses in the second quarter or first half of 2006, compared to $0.5 million in the second quarter of 2005 and $2.0 million in the first half of 2005.

Second Quarter Highlights

•                  Loans and leases increased by $484.2 million or 15.1% from a year ago.

•                  Nonperforming assets to total assets improved to 0.19%, compared to 0.33% a year ago.

•                  Deposits increased by $158.0 million or 4.5% from a year ago.

•                  Other operating income increased by $2.2 million or 24.5% compared to a year ago.

“Central Pacific earned $20.4 million, or $0.66 per diluted share, in the second quarter of 2006.  This represents increases of 14.2% and 13.8%, respectively, over the same quarter last year,” commented Clint Arnoldus, President and Chief Executive Officer.  “Other operating income showed healthy improvement, increasing by 24.5% over the second quarter of 2005.  We believe we are well-positioned to achieve our strategic goals and to continue our strong financial performance.”

Financial Highlights

Net interest income for the second quarter of 2006 was $52.2 million, up 7.5% over the $48.5 million in the second quarter of last year and virtually unchanged from the first quarter of 2006.  The year-over-year growth in net interest income was attributable to a 9.0% increase in average interest earning assets, with the increase in interest and fees on loans outpacing the increase in funding costs.  The net interest margin was 4.56% for the second quarter of 2006, which was in line with the first quarter of 2006 after excluding the impact of higher-than-normal interest recognized on the payoff of nonaccrual loans.  When compared to the second quarter of 2005, the net interest margin declined by 9 basis points as a result of the higher proportion of balances in higher-rate time deposits and long-term debt.

Reflecting the continued strength of our asset quality, provision for loan and lease losses in the second quarter of 2006 was $0.5 million, compared to $1.0 million in the second quarter of 2005 and unchanged from the first quarter of 2006.

Other operating income totaled $11.0 million for the current quarter, compared to $8.8 million in the year-ago quarter and $12.2 million in the first quarter of 2006.  The increase from the year-ago period was primarily due to an increase in service charge fee income and residential loan sale activity from Central Pacific HomeLoans, Inc. (“CPHL”).  Compared to the first quarter of 2006, gains on sales of loans declined by $1.1 million as first quarter sales activity benefited from the completion of bulk financing projects.

Other operating expense for the second quarter of 2006 was $31.5 million, compared to $28.7 million in the same quarter last year and $33.8 million in the first quarter of 2006.  The increase from the year-ago period reflects the impact of the CPHL acquisition and the expensing of stock options, offset by a decrease in core deposit premium amortization.  The reduction in expenses compared to the first quarter of 2006 reflects $2.2 million in special retirement expenses and interest accrued on various tax-related contingencies, offset by a $537,000 partial refund of an FDIC assessment recognized in the first quarter.

The Company’s efficiency ratio for the second quarter of 2006 was 47.76%, compared with 46.45% for the year-ago quarter and 50.42% for the first quarter of 2006.  “We are pleased that we can maintain our efficiency ratio at these levels while continuing to invest strategically in personnel and infrastructure to better position us for future growth,” remarked Arnoldus.

The effective tax rate was 34.38% for the current quarter, compared to 35.14% in the second quarter of 2005 and 35.65% in the first quarter of 2006.  In the second quarter of 2006, the Company recognized $0.5 million in income tax benefit in connection with the resolution of an Internal Revenue Service audit.  The Company expects its effective tax rate to approximate 36% in the coming quarters.

Asset Quality

Net loan charge-offs in the second quarter of 2006 totaled $0.7 million, compared to net loan charge-offs of $1.0 in the year-ago period and $0.4 million in the first quarter of 2006.

At June 30, 2006, nonperforming assets totaled $10.0 million, or 0.19% of total assets, compared to $16.1 million or 0.33% of total assets at June 30, 2005 and $6.1 million or 0.12% of total assets at March 31, 2006.  The increase in nonperforming assets during the second quarter of 2006 reflects the addition of two loans totaling $4.6 million.  Both loans are well secured, and no loss is currently anticipated.

The allowance for loan and lease losses as a percentage of total loans and leases was 1.43% at June 30, 2006, compared to 1.61% a year ago and 1.47% at March 31, 2006.  “Our allowance for loan and lease losses reflects our solid asset quality ratios and the continued economic strength in our markets,” commented Arnoldus.

Balance Sheet Analysis

Total assets increased to $5.3 billion at June 30, 2006, compared to $4.9 billion at June 30, 2005 and $5.2 billion at March 31, 2006.

Total loans and leases of $3.7 billion at June 30, 2006 increased by $484.2 million or 15.1% from June 30, 2005 and by $68.8 million or 1.9% from March 31, 2006.  Our mainland loan production offices contributed approximately one-third of our loan growth during the second quarter of 2006, while two-thirds of our growth came from our Hawaii lending operations.

Investment securities of $894.3 million at June 30, 2006 decreased by $154.5 million compared to a year ago and by $17.4 million compared to March 31, 2006.

2

Total deposits of $3.7 billion at June 30, 2006 increased by $158.0 million or 4.5% from June 30, 2005 and decreased by $15.0 million from March 31, 2006.    Declines in demand and time deposits during the second quarter were offset by growth in our flagship Exceptional Savings account.

Shareholders’ equity of $698.8 million at June 30, 2006, increased from $657.5 million at June 30, 2005 and $686.5 million at March 31, 2006.

Business and Earnings Outlook

Based on current economic and business conditions, management reaffirms its forecast for 2006 diluted operating earnings per share to increase 7 to 10 percent over 2005.

Conference Call Information

Central Pacific Financial Corp. will conduct a conference call today at 4:00 p.m. Eastern Time (10:00 a.m. Hawaii Time) to discuss its quarterly results.  To participate in the call, please call 1-888-802-2268 or visit the investor relations page of the Company’s website at http://investor.centralpacificbank.com.  A playback of the call will be available by dialing 1-888-203-1112 (passcode: 4820432) and on the Company’s website.

About Central Pacific Financial Corp.

Central Pacific Financial Corp. is the fourth largest financial institution in Hawaii with more than $5.0 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 38 branches and more than 90 ATMs throughout Hawaii.  For additional information, please visit our website at http://www.centralpacificbank.com.

**********

Forward-Looking Statements

This document may contain forward-looking statements concerning projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes”, “plans”, “intends”, “expects”, “anticipates”, “forecasts” or words of similar meaning.  While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the impact of local, national, and international economies and events on the company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market; the impact of legislation affecting the banking industry; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates and changes in asset quality generally; and trading of the company’s stock.  For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly

3

available Securities and Exchange Commission filings, including the Company’s Form 10-K for the last fiscal year.  The Company does not update any of its forward-looking statements.

#####

4

CENTRAL PACIFIC FINANCIAL CORP.  AND SUBSIDIARIES

Financial Highlights — June 30, 2006

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
(in thousands, except per share data)	2006	2005	Change	2006	2005	Change

INCOME STATEMENT
Net income	$20,438	$17,902	14.2%	$39,777	$35,107	13.3%
Operating earnings	20,438	18,217	12.2%	39,777	36,318	9.5%
Per share data:
Diluted:
Net income	0.66	0.58	13.8%	1.29	1.17	10.3%
Net income — adjusted (1)	0.66	0.59	11.9%	1.29	1.21	6.6%
Cash dividends	0.21	0.19	10.5%	0.42	0.35	20.0%

PERFORMANCE RATIOS
Return on average assets (2)	1.57%	1.49%		1.53%	1.48%
Return on average assets — adjusted (1), (2)	1.57%	1.50%		1.53%	1.51%
Return on average shareholders’ equity (2)	11.71%	10.95%		11.49%	11.21%
Return on average shareholders’ equity — adjusted (1), (2)	11.71%	11.00%		11.49%	11.40%
Net income to average tangible shareholders’ equity (2)	22.17%	22.12%		22.19%	23.81%
Operating earnings to average tangible shareholders’ equity — adjusted (1), (2)	22.17%	22.51%		22.19%	24.64%
Efficiency ratio (3)	47.76%	46.45%		49.10%	50.21%
Efficiency ratio — adjusted (1), (3)	47.76%	45.55%		49.10%	48.43%
Net interest margin (2)	4.56%	4.65%		4.58%	4.62%
Dividend payout ratio	31.34%	32.20%		32.06%	29.41%

	June 30,		%
	2006	2005	Change
BALANCE SHEET
Total assets	$5,290,812	$4,918,781	7.6%
Loans	3,689,287	3,205,124	15.1%
Loans, net	3,636,373	3,153,467	15.3%
Deposits	3,664,160	3,506,152	4.5%
Shareholders’ equity	698,818	657,466	6.3%
Book value per share	22.93	21.62	6.1%
Market value per share	38.70	35.60	8.7%
Tangible equity ratio	7.41%	7.19%

	Three Months Ended			Six Months Eneded
	June 30,		%	June 30,		%
	2006	2005	Change	2006	2005	Change
SELECTED AVERAGE BALANCES
Total assets	$5,213,105	$4,810,755	8.4%	$5,199,534	$4,754,607	9.4%
Interest-earning assets	4,632,398	4,250,967	9.0%	4,615,583	4,169,518	10.7%
Loans, net of unearned interest	3,644,188	3,246,132	12.3%	3,615,741	3,204,319	12.8%
Other real estate	—	1	-100.0%	—	87	-100.0%
Deposits	3,640,556	3,409,997	6.8%	3,622,752	3,363,133	7.7%
Interest-bearing liabilities	3,786,334	3,458,062	9.5%	3,763,139	3,420,168	10.0%
Shareholders’ equity	698,122	654,118	6.7%	692,521	626,520	10.5%

	June 30,		%
	2006	2005	Change
NONPERFORMING ASSETS
Nonaccrual loans	$9,999	$16,087	-37.8%
Other real estate	—	—	—
Total nonperforming assets	9,999	16,087	-37.8%
Loans delinquent for 90 days or more (still accruing interest)	1,548	469	230.1%
Restructured loans (still accruing interest)	695	707	-1.7%
Total nonperforming assets, loans delinquent for 90 days or more (still accruing interest) and restructured loans (still accruing interest)	$12,242	$17,263	-29.1%

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2006	2005	Change	2006	2005	Change
Loan charge-offs	$1,248	$2,031	-38.6%	$2,333	$3,410	-31.6%
Recoveries	581	1,065	-45.4%	1,261	2,447	-48.5%
Net loan charge-offs (recoveries)	$667	$966	-31.0%	$1,072	$963	11.3%
Net loan charge-offs to average loans (2)	0.07%	0.12%		0.06%	0.06%

	June 30,
	2006	2005
ASSET QUALITY RATIOS
Nonaccrual loans to total loans	0.27%	0.50%
Nonperforming assets to total assets	0.19%	0.33%
Nonperforming assets, loans delinquent for 90 days or more (still accruing interest) and restructured loans (still accruing interest) to total loans & other real estate	0.33%	0.54%
Allowance for loan and lease losses to total loans and leases	1.43%	1.61%
Allowance for loan and lease losses to nonaccrual loans	529.19%	321.11%

(1)             Excludes nonrecurring merger-related expenses, net of tax (see Reconciliation of Non-GAAP Financial Measures)

(2)             Annualized

(3)             Efficiency ratio is derived by dividing other operating expense before amortization of intangible assets by net operating income (net interest income on a fully taxable equivalent basis plus other operating income before securities transactions).

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Three Months	Six Months
	Ended	Ended
(in thousands, except per share data)	June 30, 2005	June 30, 2005
Net income (a)	$17,902	$35,107
Nonrecurring merger-related expenses, net of tax	315	1,211
Net income, excluding nonrecurring merger-related expenses (b)	$18,217	$36,318

Basic earnings per share	$0.59	$1.19
Nonrecurring merger-related expenses, net of tax	0.01	0.04
Basic earnings per share, excluding nonrecurring merger-related expenses	$0.60	$1.23

Diluted earnings per share	$0.58	$1.17
Nonrecurring merger-related expenses, net of tax	0.01	0.04
Diluted earnings per share, excluding nonrecurring merger-related expenses	$0.59	$1.21

Return on average assets	1.49%	1.48%
Nonrecurring merger-related expenses, net of tax	0.03	0.05
Return on average assets, excluding nonrecurring merger-related expenses	1.52%	1.53%

Return on average equity	10.95%	11.21%
Nonrecurring merger-related expenses, net of tax	0.19	0.39
Return on average equity, excluding nonrecurring merger-related expenses	11.14%	11.60%

Net income to average tangible equity:

Average shareholders’ equity	$654,118	$626,520
Average intangible assets	(330,398)	(331,673)
Total tangible equity (c)	$323,720	$294,847

Net income to average tangible equity [ (a) annualized / (c) ]	22.12%	23.81%
Net income, excluding nonrecurring merger-related expenses, to average tangible equity [(b) annualized / (c) ]	22.51%	24.64%

Efficiency ratio:

Net interest income	$48,510	$94,830
Other operating income (excluding investment securities gains (losses)	8,867	16,609
Total operating revenue (d)	$57,377	$111,439

Other operating expense (e)	$28,714	$59,623
Nonrecurring merger-related expenses	(524)	(2,016)
Total other operating expense, excluding nonrecurring merger-related expenses (f)	$28,190	$57,607

Efficiency ratio [ (e) / (d) ]	50.04%	53.50%
Efficiency ratio, excluding nonrecurring merger-related expenses [ (f) / (d) ]	49.13%	51.69%

Effective tax rate:

Net income before taxes (g)	$27,600	$51,345
Nonrecurring merger-related expenses	524	2,016
Net income before taxes, excluding nonrecurring merger-related expenses (h)	$28,124	$53,361

Income taxes (i)	$9,698	$16,238
Tax impact of nonrecurring merger-related expenses	209	805
Income taxes, excluding tax impact of nonrecurring merger-related expenses (j)	$9,907	$17,043

Effective tax rate [ (i) / (g) ]	35.14%	31.63%
Effective tax rate, excluding tax impact of merger-related expenses [ (j) / (h) ]	35.23%	31.94%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

CONSOLIDATED BALANCE SHEETS	June 30,	March 31,	June 30,
(in thousands, except per share data)	2006	2006	2005

ASSETS
Cash and due from banks	$101,569	$114,452	$118,082
Interest-bearing deposits in other banks	1,177	6,737	1,312
Investment securities:
Held to maturity, at cost (fair value of $66,903 at June 30, 2006, $69,030 at March 31, 2006, and $78,652 at June 30, 2005)	68,641	70,657	78,983
Available for sale, at fair value	825,682	841,083	969,800
Total investment securities	894,323	911,740	1,048,783

Loans held for sale	24,763	34,362	22,400
Loans and leases	3,689,287	3,620,478	3,205,124
Less allowance for loan and lease losses	52,914	53,057	51,657
Net loans and leases	3,636,373	3,567,421	3,153,467

Premises and equipment	76,368	72,860	77,525
Accrued interest receivable	23,474	22,535	19,813
Investment in unconsolidated subsidiaries	11,362	11,522	12,369
Due from customers on acceptances	383	307	228
Goodwill	297,251	295,403	288,090
Core deposit premium	33,846	34,821	39,105
Mortgage servicing rights	11,873	11,918	3,470
Bank-owned life insurance	100,021	99,241	67,249
Federal Home Loan Bank stock	48,797	48,797	48,797
Other assets	29,232	17,041	18,091
Total assets	$5,290,812	$5,249,157	$4,918,781

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$673,784	$695,292	$663,133
Interest-bearing demand	410,296	433,385	429,553
Savings and money market	1,169,874	1,103,215	1,146,256
Time	1,410,206	1,447,308	1,267,210
Total deposits	3,664,160	3,679,200	3,506,152

Short-term borrowings	104,897	52,125	7,169
Long-tem debt	742,907	753,564	675,524
Bank acceptances outstanding	383	307	228
Minority interest	13,143	13,528	12,781
Other liabilities	66,504	63,897	59,461
Total liabilities	4,591,994	4,562,621	4,261,315

Shareholders’ equity:
Preferred stock, no par value, authorized 1,000,000 shares, none issued	—	—	—
Common stock, no par value; authorized 100,000,000 shares; issued and outstanding 30,480,230 shares at June 30, 2006, 30,473,826 shares at March 31, 2006, and 30,409,823 shares at June 30, 2005	427,747	427,657	427,415
Surplus	49,723	48,790	45,848
Retained earnings	245,322	231,285	192,547
Deferred stock awards	—	—	(299)
Accumulated other comprehensive loss	(23,974)	(21,196)	(8,045)
Total shareholders’ equity	698,818	686,536	657,466

Total liabilities and shareholders’ equity	$5,290,812	$5,249,157	$4,918,781

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Quarter to Date			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(In thousands, except per share data)	2006	2006	2005	2006	2005

Interest income:
Interest and fees on loans and leases	$67,606	$64,553	$54,138	$132,159	$104,972
Interest and dividends on investment securities:
Taxable interest	8,947	8,563	7,948	17,510	15,397
Tax-exempt interest	1,277	1,318	1,630	2,595	2,635
Dividends	8	103	116	111	135
Interest on deposits in other banks	54	173	58	227	205
Interest on federal funds sold and securities purchased under agreements to resell	2	52	21	54	79
Dividends on Federal Home Loan Bank stock	—	—	—	—	272

Total interest income	77,894	74,762	63,911	152,656	123,695

Interest expense:
Interest on deposits	16,464	13,805	9,005	30,269	16,522
Interest on short-term borrowings	583	231	313	814	840
Interest on long-term debt	8,680	8,534	6,083	17,214	11,503

Total interest expense	25,727	22,570	15,401	48,297	28,865

Net interest income	52,167	52,192	48,510	104,359	94,830
Provision for loan and lease losses	525	525	1,000	1,050	1,917
Net interest income after provision for loan and lease losses	51,642	51,667	47,510	103,309	92,913

Other operating income:
Income from fiduciary activities	740	677	581	1,417	1,114
Service charges on deposit accounts	3,457	3,536	2,456	6,993	4,898
Other service charges and fees	3,153	3,051	3,028	6,204	5,804
Equity in earnings of unconsolidated subsidiaries	147	184	187	331	290
Fees on foreign exchange	212	182	188	394	406
Investment securities gains (losses)	(19)	—	(63)	(19)	1,446
Income from bank-owned life insurance	785	924	515	1,709	1,148
Gains on sales of loans	1,451	2,589	991	4,040	1,422
Other	1,034	1,021	921	2,055	1,527

Total other operating income	10,960	12,164	8,804	23,124	18,055

Other operating expense:
Salaries and employee benefits	17,615	19,062	14,243	36,677	30,452
Net occupancy	2,301	2,274	2,289	4,575	5,044
Equipment	1,280	1,173	1,328	2,453	2,525
Amortization of core deposit premium	974	974	1,655	1,948	2,955
Communication expense	1,208	1,168	1,069	2,376	2,153
Legal and professional services	2,323	1,866	1,724	4,189	4,360
Computer software expense	647	593	840	1,240	1,668
Advertising expense	528	746	493	1,274	1,258
Other	4,582	5,923	5,073	10,505	9,208

Total other operating expense	31,458	33,779	28,714	65,237	59,623

Income before income taxes	31,144	30,052	27,600	61,196	51,345
Income taxes	10,706	10,713	9,698	21,419	16,238

Net income	$20,438	$19,339	$17,902	$39,777	$35,107
Per share data:
Basic earnings per share	$0.67	$0.64	$0.59	$1.31	$1.19
Diluted earnings per share	0.66	0.63	0.58	1.29	1.17
Cash dividends declared	0.21	0.21	0.19	0.42	0.35
Basic weighted average shares outstanding (000’s)	30,466	30,441	30,364	30,453	29,501
Diluted weighted average shares outstanding (000’s)	30,783	30,658	30,843	30,768	30,025

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)

	Three Months Ended			Three Months Ended			Six Months Ended			Six Months Ended
	June 30, 2006			June 30, 2005			June 30, 2006			June 30, 2005
	Average	Average		Average	Average		Average	Average		Average	Average
(in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
Assets:
Interest earning assets:
Interest-bearing deposits in other banks	$5,419	3.99%	$54	$8,989	2.58%	$58	$11,151	4.07%	$227	$17,998	2.28%	$205
Federal funds sold & securities purchased under agreements to resell	121	3.31%	2	2,784	3.02%	21	2,411	4.48%	54	6,545	2.41%	79
Investment securities (1) (2)	933,873	4.68%	10,920	944,265	4.48%	10,572	937,483	4.61%	21,613	891,956	4.39%	19,586
Loans, net of unearned income (3)	3,644,188	7.42%	67,606	3,246,132	6.67%	54,138	3,615,741	7.31%	132,159	3,204,319	6.55%	104,972
Federal Home Loan Bank stock	48,797	—	—	48,797	—	—	48,797	—	—	48,700	1.12%	272
Total interest earning assets	4,632,398	6.79%	78,582	4,250,967	6.10%	64,789	4,615,583	6.68%	154,053	4,169,518	6.00%	125,114
Nonearning assets	580,707			559,788			583,951			585,089
Total assets	$5,213,105			$4,810,755			$5,199,534			$4,754,607

Liabilities & Shareholders’ Equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$423,497	0.14%	$143	$427,918	0.16%	$173	$427,157	0.14%	$292	$428,476	0.20%	$422
Savings and money market deposits	1,141,923	1.41%	4,018	1,124,634	0.62%	1,748	1,108,706	1.21%	6,698	1,127,036	0.56%	3,157
Time deposits under $100,000	571,233	2.77%	3,951	557,695	1.89%	2,631	581,613	2.60%	7,564	550,978	1.88%	5,170
Time deposits $100,000 and over	857,086	3.90%	8,352	678,545	2.63%	4,453	848,228	3.71%	15,715	644,142	2.41%	7,773
Short-term borrowings	45,758	5.10%	583	42,600	2.94%	313	33,746	4.82%	814	64,111	2.62%	840
Long-term debt	746,837	4.65%	8,680	626,670	3.88%	6,083	763,689	4.51%	17,214	605,425	3.80%	11,503
Total interest-bearing liabilities	3,786,334	2.72%	25,727	3,458,062	1.78%	15,401	3,763,139	2.57%	48,297	3,420,168	1.69%	28,865
Noninterest-bearing deposits	646,817			621,206			657,047			612,502
Other liabilities	81,832			77,369			86,827			95,417
Shareholders’ equity	698,122			654,118			692,521			626,520
Total liabilities & shareholders’ equity	$5,213,105			$4,810,755			$5,199,534			$4,754,607

Net interest income			$52,855			$49,388			$105,756			$96,249

Net interest margin		4.56%			4.65%			4.58%			4.62%

(1)      At amortized cost.

(2)      Includes taxable equivalent basis adjustment based upon a statutory rate of 35%.

(3)      Includes nonaccrual loans.